UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2012

Blue Ridge Real Estate Company

Big Boulder Corporation

(Exact Name of Registrant Specified in Charter)

	0-2844 (Blue Ridge)	24-0854342 (Blue Ridge)
Pennsylvania	0-2843 (Big Boulder)	24-0822326 (Big Boulder)
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 707, Blakeslee, Pennsylvania                       18610-0707

(Address of Principal Executive Offices)                                                       (Zip Code)

(570) 443-8433

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On September 24, 2012, the management of Blue Ridge Real Estate Company (“Blue Ridge”) and Big Boulder Corporation (“Big Boulder” and together with Blue Ridge, the “Companies”), with the concurrence of the Audit Committee (the “Committee”) of the Companies’ Boards of Directors, concluded that the Companies’ previously issued financial statements for the fiscal years ended October 31, 2009, 2010 and 2011, the three months ended January 31, 2011, the six months ended April 30, 2011 and the nine months ended July 31, 2011 contained in the Companies’ Annual Report on Form 10-K for the fiscal year ended October 31, 2011 and in the Companies’ Quarterly Reports on Form 10-Q for the quarterly periods ended January 31, 2012, April 30, 2012 and July 31, 2012, as applicable, should no longer be relied upon and that the Companies should restate their statements of operations for those periods.

Management determined to restate these financial statements because, under Financial Accounting Standards Board Accounting Standards Codification Subtopic 205-20, Discontinued Operations, and with respect to certain periods covered by the above-referenced periodic reports, the financial results from certain properties sold by the Companies in 2011 should have been, but were not, reported in discontinued operations for periods prior to the respective dates of their disposition.  Management previously determined that treating the properties as discontinued operations would not have had a material effect on the Companies’ statement of operations for the fiscal year ended October 31, 2011, and further analysis led management to the same conclusion with respect to the fiscal year ended October 31, 2010.  However, further analysis of some of the other periods covered by the statements of operations included in the periodic reports referenced above, particularly the statement of operations for the fiscal year ended October 31, 2009, led management to conclude that restatement would be appropriate.  Accordingly, the Companies are restating the financial statements for all relevant periods in the periodic reports referenced above to include the properties in discontinued operations.  The restatement will not affect the Companies’ net income (loss) for the relevant periods.  The properties include:

1.

approximately 1 acre of land in Fort Collins, Colorado on which an Applebee’s restaurant was located, sold by Blue Ridge on September 30, 2011;

2.

1.2 acres of land in Wallisville, Texas on which a Jack in the Box restaurant was located, sold by Blue Ridge on November 30, 2011;

3.

201 acres of land comprising the Jack Frost Mountain Ski Area, sold by Blue Ridge on December 15, 2011; and

4.

approximately 110 acres of land comprising the Big Boulder Ski Area, sold by Big Boulder on December 15, 2011.

The Committee and the Companies’ management have discussed these matters with Kronick Kalada Berdy & Co., P.C., the Companies’ independent registered public accounting firm.

The Companies are in the process of preparing amendments to the periodic reports referenced above.  The Companies intend to file such amended reports as promptly as practicable.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE RIDGE REAL ESTATE COMPANY BIG BOULDER CORPORATION

Date: September 28, 2012	By: /s/ Bruce Beaty
Name: Bruce Beaty Title: President and Chief Executive Officer